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                                                                     EXHIBIT 5.2


MSX International Limited                                     OUR REF:
Endeavour Drive                                               YOUR REF:
Festival Business Park                                        DOC NO: 2567138
Basildon, Essex SS14 3WF
England

Dechert LLP
1717 Arch Street
4000 Bell Atlantic Tower
Philadelphia, PA 19103-2793



29 September 2003


Dear Gentlemen and Ladies


REGISTRATION STATEMENT ON FORM S-4 REGISTRATION NO. 333

We have acted as advisers as to English law to MSX International Limited ("MSX UK"), a wholly owned subsidiary of MSX International, Inc. ("MSX US" and together with MSX UK, the "Issuers"), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration Number 333 ) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to 75,500 of the Issuers' 11% Senior Secured Units due 2007 (the "Exchange Units") consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX US (the "US Notes") and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSXI UK (the "UK Notes" and together with the US Notes, the "Exchange Notes") and the subsidiary guarantors' (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors") guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Units and the Exchange Guarantees are to be issued in exchange for an equal aggregate number of the Issuers' outstanding 11% Senior Secured Units due 2007 (the "Existing Units") consisting of $860 Principal Amount of 11% Senior Secured Notes due 2007 of MSX US and $140 Principal Amount of 11% Senior Secured Notes due 2007 of MSX UK (collectively, the "Existing Notes") and the Subsidiary Guarantors' guarantees thereof pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") among the Issuers, the Subsidiary Guarantors and Jefferies & Company, Inc., which is filed as Exhibit 4.8 to the Registration Statement. The Exchange Units are to be issued pursuant to the terms of the Indenture dated August 1, 2003, by and among the Issuers, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (the "Trustee"), which is filed as Exhibit 4.4 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents,

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29 September 2003
Page 2

agreements and certificates (other than persons executing documents, agreements and certificates on behalf of MSX UK), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. We have further assumed that the entry by the MSX UK into the documents described above, is in good faith and for the purpose of carrying on their businesses and for bona fide commercial reasons and for the commercial benefit of and in the interests of MSX UK and its shareholders and that MSX UK derived a direct or indirect benefit from entering into such documents which is commensurate with the risks and obligations incurred by its entering into such documents. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of MSX UK.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. MSX UK has been incorporated and registered in England and Wales as a limited liability company and has the requisite corporate capacity to execute and deliver the Exchange Units.

2. The execution and delivery of the Exchange Units has been duly authorized by all necessary corporate action of MSX UK.

3.       MSX UK has duly executed and delivered the Indenture and the Exchange
         Units.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

The opinion expressed herein is limited to the laws of England and Wales. We do not purport to be qualified to give opinions upon and give no opinions as to the laws of any jurisdiction other than the laws of England and Wales and we assume that no foreign law affects this opinion. This opinion does not relate to facts or laws or to the interpretation of laws after the date of this opinion and we do not assume any obligation to update this opinion or to inform you of any changes to facts or laws.

Very truly yours,

/s/ Dechert